UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Family Dollar Stores, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Explanatory Note

This Amendment No. 1 is filed to supplement the Schedule 14A previously filed on December 6, 2012 (the “Original Filing”) by Family Dollar Stores, Inc. (the “Company”). This Amendment No. 1 is being filed to correct an error in the summary description of the Family Dollar Stores, Inc. Employee Stock Purchase Plan (the “Purchase Plan”) that is the subject of Proposal No. 3 and to file Appendix B, a copy of the Purchase Plan, which appendix was inadvertently omitted from the Original Filing.

The Original Filing contained a summary of the Purchase Plan, which stockholders are being asked to approve as Proposal No. 3. On page 60 of the Original Filing, under the heading “Eligibility”, the summary stated that Team Members may select a rate of payroll deduction between $5.00 and $1,000.00 per month. The summary should have stated that the Purchase Plan provides that Team Members may select a rate of payroll deduction between $5.00 and $1,000.00 per payroll period. A copy of the full text of the Purchase Plan is attached as Appendix B to this Amendment No. 1.

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Original Filing. In addition, this Amendment No.1 does not reflect events occurring after the date of the Original Filing or modify or update disclosures that may have been affected by subsequent events.

Appendix B

FAMILY DOLLAR STORES, INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide Eligible Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of Section 423 of the Code.

2. Definitions.

(a) “Administrator” shall mean the Board or any committee of the Board designated by the Board to administer the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” shall mean the common stock of the Company.

(e) “Company” shall mean Family Dollar Stores, Inc., a Delaware corporation, and any successor thereto.

(f) “Compensation” shall mean all base straight time gross earnings, commissions, overtime and shift premium, but exclusive of payments for incentive compensation, bonuses and other compensation.

(g) “Designated Subsidiary” shall mean any Subsidiary selected by the Administrator as eligible to participate in the Plan with respect to an Offering Period(s).

(h) “Eligible Employee”, in respect of any Offering Period, shall mean any individual (1) who is an employee of the Company or a Designated Subsidiary for tax purposes as of the date of the commencement of the Offering Period, (2) who has been in the employ of the Company or Designated Subsidiary for at least ninety (90) days in the aggregate (which days need not be consecutive) prior to the date of the commencement of the Offering Period and (3) who has worked on average at least twenty (20) hours a week during his or her period of employment during the six months prior to the date of the commencement of the Offering Period. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company; provided that where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

(i) “Exercise Date” shall mean the last day of each Offering Period.

(j) “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to this Section 2(j) as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of FINRA selected by the Administrator.

(k) “Grant Date” shall mean the first day of each Offering Period.

(l) “Offering Periods” shall mean the six (6) month periods commencing on or about January 1st and July 1st of each calendar year beginning in calendar year 2014. The date of the initial Offering Period under the Plan and the duration and timing of Offering Periods may be changed pursuant to Section 5 of this Plan.

(m) “Parent” shall mean a “parent corporation” as defined in Section 424(e) of the Code.

(n) “Plan” shall mean this Family Dollar Stores, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

(o) “Purchase Price” shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 21.

(p) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Administration.

(a) Authority. The Administrator acting in its absolute discretion shall have the power to interpret this Plan and to take, or authorize one or more of its members or one or more of the Company’s executive officers to take, such actions in the administration and operation of this Plan as are expressly called for in the Plan or as the Administrator deems equitable under the circumstances, which actions shall to the fullest extent permitted by law be final and binding on all parties.

(b) Custodians. The Administrator may from time to time appoint one or more custodians (each, a “Custodian”) for the Plan to (i) hold all shares of Common Stock purchased under the Plan, (ii) maintain a separate account in the name of each participant (such participant’s “Account”), to which payroll deductions made for such participant pursuant to Section 7 hereof and Common Stock purchased on such participant’s behalf pursuant to Section 9 hereof shall be credited, (iii) provide participants, at least annually, with statements of their respective Accounts and (iv) perform such other functions as the Administrator shall specify.

(c) No Liability. No member of the Administrator shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Administrator, and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost, expense (including reasonable attorneys’ fees) or liability arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

4. Eligibility.

(a) Eligibility. Any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under the Plan and any other plans of the Company and its Subsidiaries which constitute “employee stock purchase plans” within the meaning of Section 423 of the Code would accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (or, if Section 423(b)(8) of the Code is hereafter amended, such other maximum dollar value of Common Stock as may be specified therein), determined at the Fair Market Value of the shares of Common Stock on the date the option to purchase such shares is granted, for each calendar year in which such option is outstanding at any time.

5. Offering Periods. The Board shall have the power to change the date of the initial Offering Period under the Plan, the duration of Offering Periods and the commencement dates thereof with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

6. Participation.

(a) Initial Offering Period. An Eligible Employee may become a participant in the Plan by completing and submitting a subscription agreement no later than five (5) business days (or such other number of days as determined by the Administrator) prior to the commencement of the applicable Offering Period in such form and manner as the Administrator may prescribe (a “Subscription Agreement”) authorizing the Company to make payroll deductions as provided herein.

(b) Subsequent Offering Periods. Each Subscription Agreement completed and submitted by a participant pursuant to Section 6(a) or 7(d) hereof shall remain in effect for successive Offering Periods, and payroll deductions authorized thereby shall continue to be made, until either the participant duly completes and submits a new Subscription Agreement or the participant’s participation is terminated as provided in Section 12, 13 or 17 hereof.

7. Payroll Deductions.

(a) At the time a participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in a amount for each pay period of such participant of no less than five dollars ($5.00) and no more than one thousand dollars ($1,000.00); provided, however, that should a pay day occur on an Exercise Date, a participant shall have the payroll deductions made on such day applied to his or her Account in respect of the subsequent Offering Period.

(b) Payroll deductions for a participant shall commence on the first payday following the Offering Date and shall end on the last pay day in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 12 hereof.

(c) All payroll deductions made for a participant shall be credited to his or her Account under the Plan.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 12 hereof, or may decrease (but not increase) the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new Subscription Agreement authorizing a change in payroll deduction rate. A decrease to zero dollars ($0.00) in the rate of a participant’s payroll deductions during the Offering Period shall be treated as a withdrawal from participation in the Offering Period then in effect, as provided in Section 12 of the Plan. The Administrator may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period. The change in rate shall be effective as soon as administratively practical after the Company’s receipt of the new Subscription Agreement.

(e) Notwithstanding the foregoing, (i) the amount deducted from any participant’s Compensation in any calendar year shall not exceed the amount equal to eighty five percent (85%) of the maximum dollar value of Common Stock which the participant is permitted to purchase in such calendar year under Section 423 of the Code and (ii) to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(b) hereof and this Section 7(e), a participant’s payroll deductions may be decreased to zero dollars ($0.00) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s Subscription Agreement at the beginning of the first Offering Period with respect to which the Company determines that a decrease of payroll deductions pursuant to Section 7(e)(ii) is no longer required, unless terminated by the participant as provided in Section 10 hereof.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee, if permitted.

8. Grant of Option.

(a) On the Grant Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on such Exercise Date up to a number of shares of the Company’s Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s Account as of the Exercise Date by the applicable Purchase Price. Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be purchased pursuant to any option shall be 1,000 shares. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Eligible Employee may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 9 hereof, unless the participant has withdrawn pursuant to Section 12 hereof. The option shall expire on the Exercise Date.

9. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 12 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Account. No fractional shares shall be purchased. Any payroll deductions accumulated in a participant’s Account which are not sufficient to purchase a full share shall be retained in the participant’s Account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 12 hereof. Any other funds left over in a participant’s Account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date.

10. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant of the shares purchased upon exercise of his or her option in the form and manner determined by the Administrator, including by crediting such shares to the participant’s Account.

11. Rights as a Stockholder.

(a) Rights Prior to Purchase. Prior to the Exercise Date on which shares of Common Stock are purchased on behalf of a participant under the Plan, such participant shall not have any rights as a shareholder of the Company with respect to such shares.

(b) Rights After Purchase. From and after the Exercise Date on which shares of Common Stock are purchased on behalf of a participant under the Plan, such participant (or, in the case of the participant’s death, the person(s) entitled thereto under Section 16) shall have all of the rights and privileges of a shareholder of the Company with respect to such shares, provided such shares must remain in the participant’s Account until such time as the participant (or, in the case of the participant’s death, the person(s) entitled to do so under Section 16) directs the sale of such shares in accordance with this Section 11(b). Subject to the Company’s policies then in effect (including without limitation its policies regarding insider trading and trading windows then in effect) and any applicable law, a participant (or, in the case of the participant’s death, the person(s) entitled thereto under Section 16) shall be entitled (i), upon the payment of a customary brokerage fee, to direct the Custodian to sell all or any portion of the shares then held in his or her Account or (ii) to direct the Custodian to transfer all or any portion of the shares held in his or her Account as the participant may direct. Shares held in a participant’s Account shall be sold in the order in which they were purchased on such participant’s behalf under the Plan unless otherwise directed by the participant in his or her discretion.

12. Withdrawal.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her Account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in such form and manner as the Administrator may prescribe, provided notice must be given no later than three (3) business days prior to the Exercise Date or such payroll deductions will be used to purchase shares on the Exercise Date in the ordinary course. All of the participant’s payroll deductions credited to his or her Account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. Any shares of Common Stock held in the participant’s Account as of the date of his or her withdrawal shall remain in his or her Account in accordance with Section 11 hereof. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new Subscription Agreement.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

13. Termination of Employment. Upon termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an Eligible Employee of the Company or of a Designated Subsidiary, such participant shall be deemed to have elected to withdraw from the Plan and the provisions of Section 12(a) hereof shall apply. In the case of termination due to a participant’s death, the distribution described in Section 12(a) shall be made to the person(s) entitled thereto under Section 16. For purposes of this Section 13, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Designated Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

14. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

15. Common Stock Reserved for Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,000,000 shares. Shares of Common Stock may be purchased pursuant to the Plan on the open market or from the Company (either treasury or newly issued shares).

16. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash from the participant’s Account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s Account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Administrator may designate.

(c) All beneficiary designations shall be in such form and manner as the Administrator may designate from time to time.

17. Transferability. Neither payroll deductions credited to a participant’s Account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 12 hereof.

18. Use of Funds. Each participant shall be a general unsecured creditor of the Company with respect to any amounts deducted from such participant’s Compensation under the Plan during the period prior to the Exercise Date on which such amounts are applied to the purchase of Common Stock for the participant. The Company shall not be obligated to segregate from other assets of the Company any funds accumulated through payroll deductions made for participants under the Plan, and may use such funds for any corporate purpose.

19. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

20. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan (pursuant to Section 15), the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 8), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by the Company, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 12 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all assets of the Company, or the proposed merger of the Company with or into another corporation, arrangements shall be made for each outstanding option to be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, unless provided otherwise by the Administrator, the Offering Period then in progress shall be shortened by setting a New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed merger or asset sale. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for such Offering Period has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 12 hereof.

21. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 20 and this Section 21 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of such action. Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

22. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23. Conditions Upon Issuance of Shares. Shares shall not be issued (or purchased) with respect to an option unless the exercise of such option and the issuance (or purchase) and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and, if required by the Company, shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

24. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any Eligible Employee to remain in the employ of the Company or any Designated Subsidiary, or restrict the right of the Company or any Designated Subsidiary to terminate such Eligible Employee’s employment.

25. Equal Rights and Privileges. All Eligible Employees participating in an Offering Period under this Plan shall have equal rights and privileges with respect to such Offering Period so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Administrator, be reformed to comply with the requirements of Section 423. This Section 25 shall take precedence over all other provisions in this Plan.

26. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors of the Company or its approval by the shareholders of the Company. It shall continue in effect until terminated under Section 21 hereof.

27. Applicable Law. To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.